Exhibit 4.4

AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Amended and Restated Investors’ Rights Agreement, dated as of December 22, 2005, as amended on December 28, 2009 (the “Agreement”), is made and entered into by and among WageWorks, Inc., a Delaware corporation (the “Company”), and the undersigned parties to the Agreement as of the 30th day of July, 2010. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Company, the Holders and the Founders have previously entered into the Agreement and Amendment No. 1 to the Agreement;

WHEREAS, the Company has entered into a Note and Warrant Purchase Agreement, dated as of December 28, 2009 (the “Purchase Agreement”), with certain of the Holders, pursuant to which the Company has agreed to sell to such Holders convertible promissory notes and, in certain circumstances, related warrants to acquire shares of the Company’s capital stock;

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company issued certain Convertible Promissory Notes (the “Notes”) and certain Warrants to Purchase Shares of Preferred Stock (the “Original Warrants”) to the Investors (as such term is defined in the Purchase Agreement).

WHEREAS, the Company and the Investors desire to amend the Purchase Agreement to provide for the creation of a new series of Series E-1 Preferred Stock, $0.001 par value, and to exchange the Original Warrants for Amended and Restated Warrants to Purchase Shares of Preferred Stock that are exercisable for shares of the Company’s Series E-1 Preferred Stock (and not for shares of the Company’s Series E Preferred Stock); and

WHEREAS, pursuant to Section 3.7 of the Agreement, the Agreement may be amended by a written amendment executed by the Company and the holders (other than Founders) of more than 50% in interest of the Registrable Securities held by the Holders.

NOW, THEREFORE, in consideration of the foregoing and for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Clause (vii) of Section 1.1(f) of the Agreement is hereby deleted and replaced in its entirety by the following:

“(vii) the Common Stock issuable or issued upon conversion of any series of the Company’s preferred stock issued or issuable upon conversion of the notes and exercise of the warrants issued under that certain Note and Wan-ant Purchase Agreement, dated as of December 28, 2009, as may be amended from time to time (the “Note and Warrant Purchase Agreement”), among the Company and certain of the Holders,”

2. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, shall be governed by and construed in accordance with the laws of the State of Delaware and may not be modified or amended except by a written agreement signed by both of the parties hereto.

3. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

4. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

[The remainder of this page has been intentionally left blank.]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

COMPANY:

WAGEWORKS, INC. Delaware corporation

By:	/s/ Joseph L. Jackson
Name:	Joseph L. Jackson
Title:	Chief Executive Officer

[AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

ADVENT PARTNERS II LIMITED PARTNERSHIP

ADVENT PARTNERS II-A LIMITED PARTNERSHIP

ADVENT PARTNERS DMC III LIMITED PARTNERSHIP

By:	Advent International Corporation, Its General Partner

By:	/s/ Leigh E. Michl
Name:	Leigh E. Michl
Title:	Attorney-in-Fact

DIGITAL MEDIA & COMMUNICATIONS II LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-A LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-B LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-C LIMITED PARTNERSHIP

DIGITAL MEDIA & COMMUNICATIONS III-D C.V.

DIGITAL MEDIA & COMMUNICATIONS III-E C.V.

By:	Advent International Limited Partnership, Its General Partner

By:	/s/ Leigh E. Michl
Name:	Leigh E. Michl
Title:	Attorney-in-Fact

[AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

Brooke Private Equity Advisors Fund I-A, L.P.

By:	Brooke Private Equity Advisors, L.P.,
Its:	General Partner

By:	Brooke Private Equity Management LLC,
Its:	General Partner

By:	/s/ Kelly L. Roberts
Name:	Kelly L. Roberts
Title:	Chief Financial Officer

[AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

Brooke Private Equity Advisors Fund I (D), L.P.

By:	Brooke Private Equity Advisors, L.P.,
Its:	General Partner

By:	Brooke Private Equity Management LLC,
Its:	General Partner

By:	/s/ Kelly L. Roberts
Name:	Kelly L. Roberts
Title:	Chief Financial Officer

[AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

CAMDEN PARTNERS STRATEGIC FUND III, L.P.

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By:	Camden Partners Strategic III, LLC
Their:	Its General Partner

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ Richard M. Berkeley
Name:	Richard M. Berkeley
Title:	Manager Member

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By:	Camden Partners Strategic II, LLC
Their:	General Partner

By:	/s/ Richard M. Berkeley
Name:	Richard M. Berkeley
Title:	Manager Member

[AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized representatives as of the date and year first written above.

HOLDERS:

VANTAGEPOINT VENTURE PARTNERS IV (Q), L.P.

VANTAGEPOINT VENTURE PARTNERS IV, L.P.

VANTAGEPOINT VENTURE PARTNERS IV PRINCIPALS FUND, L.P.

By:	VantagePoint Venture Associates IV, L.L.C.,
Its:	General Partner

By:	/s/ Alan E. Salzman
Name:	Alen E. Salzman
Title:	Managing Member

[AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]